                                                            Exhibit (d)(13)(iii)

                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

        AMENDMENT NO. 1 to the Amended and Restated Investment Advisory Agreement ("Amendment No. 1"), dated as of August 18, 2003, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable" or the "Manager") and Capital Guardian Trust Company, a California corporation (the "Adviser").

        Equitable and the Adviser agree to modify the Amended and Restated Investment Advisory Agreement, dated as of November 22, 2002 ("Agreement") as follows:

        1. Equitable hereby terminates its appointment of the Adviser as the investment adviser for the allocated portion of the EQ/Balanced Portfolio.

        2. Portfolios. Equitable hereby reaffirms its appointment of the Adviser as the investment adviser for the EQ/Capital Guardian Research Portfolio, EQ/Capital Guardian U.S. Equity Portfolio and the EQ/Capital Guardian International Portfolio on the terms and conditions set forth in the Agreement.

        3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix A attached hereto.

        4. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

  THE EQUITABLE LIFE ASSURANCE
  SOCIETY OF THE UNITED STATES                    CAPITAL GUARDIAN TRUST COMPANY

By: /s/ Peter D. Noris                            By: /s/ Stephen E. Embs
    -------------------------------                   --------------------------
    Name:  Peter Noris                                Name: Stephen E. Embs
    Title: Executive Vice President                   Title: Vice President

                                 AMENDMENT NO. 1

                            APPENDIX A TO THE AMENDED
                   AND RESTATED INVESTMENT ADVISORY AGREEMENT

   Portfolios                                  Annual Advisory Fee
   ----------                                  -------------------
   EQ/Capital Guardian Research Portfolio      0.50% of the Portfolio's daily net assets up to and
                                               including $150 million; 0.45% of the Portfolio's
                                               daily net assets over $150 million and up to and
                                               including $300 million; 0.35% of the Portfolio's
                                               daily net assets over $300 million and up to and
                                               including $500 million; and 0.30% of the Portfolio's
                                               daily net assets in excess of $500 million and up to
                                               and including $1 billion; 0.275% of the Portfolio's
                                               average daily net assets in excess of $1 billion and
                                               up to and including $2 billion and 0.25% of the
                                               Portfolio's daily net asset in excess of $2 billion.

   EQ/Capital Guardian U.S. Equity Portfolio   0.50% of the Portfolio's daily net assets up to and
                                               including $150 million; 0.45% of the Portfolio's
                                               daily net assets over $150 million and up to and
                                               including $300 million; 0.35% of the Portfolio's
                                               daily net assets over $300 million and up to and
                                               including $500 million; and 0.30% of the Portfolio's
                                               daily net assets in excess of $500 million and up to
                                               and including $1 billion; 0.275% of the Portfolio's
                                               average daily net assets in excess of $1 billion and
                                               up to and including $2 billion and 0.25% of the
                                               Portfolio's daily net asset in excess of $2 billion.

   EQ/Capital Guardian International           0.65% of the Portfolio's daily net assets up to and
   Portfolio                                   including $150 million; 0.55% of the Portfolio's
                                               daily net assets over $150 million and up to and
                                               including $300 million; 0.45% of the Portfolio's
                                               daily net assets over $300 million and up to and
                                               including $500 million; and 0.40% of the Portfolio's
                                               daily net assets in excess of $500 million.

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